        As filed with the Securities and Exchange Commission on January 12, 2001
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                            JDS UNIPHASE CORPORATION
             (Exact name of registrant as specified in its charter)

                           ---------------------------

           DELAWARE                                              94-2579683
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              210 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
              (Address of registrant's principal executive offices)

                            JDS Uniphase Corporation
                        1998 Employee Stock Purchase Plan
                            (Full title of the plan)

                            Michael C. Phillips, Esq.
                 Senior Vice President, Business Development and
                                 General Counsel
                            JDS Uniphase Corporation
                              210 Baypointe Parkway
                           San Jose, California 95134
                                 (408) 434-1800
 (Name, address and telephone number, including area code, of agent for service)

                              WITH A COPY SENT TO:

                           John W. Campbell, III, Esq.
                             P. Rupert Russell, Esq.
                             Morrison & Foerster LLP
                                425 Market Street
                      San Francisco, California 94105-2482
                                 (415) 268-7000

                         CALCULATION OF REGISTRATION FEE

------------------------------ ----------------- ------------------------- -------------------- ----------------------
                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
     TITLE OF SECURITIES         AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
      TO BE REGISTERED          REGISTERED (1)          SHARE (2)               PRICE (2)         REGISTRATION FEE
------------------------------ ----------------- ------------------------- -------------------- ----------------------
Common Stock, $.001 par           5,000,000              $43.281              $216,406,250             $54,102
value per share
------------------------------ ----------------- ------------------------- -------------------- ----------------------

(1) This total represents the increase of 5,000,000 shares authorized to be issued under the 1998 Employee Stock Purchase Plan.

(2) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for shares subject to awards that have not been issued have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on January 8, 2001.

                                EXPLANATORY NOTE

     This Registration Statement relates to and registers an additional 5,000,000 shares of Common Stock, $.001 par value, of JDS Uniphase Corporation for issuance under its 1998 Employee Stock Purchase Plan (the "1998 Plan"). These 5,000,000 additional shares of Common Stock were added to the 1998 Plan by amendment to increase the number of shares reserved for issuance under the 1998 Plan. Under General Instruction E to Form S-8, the information contained in the Registrant's registrations on Form S-8, Registration Nos. 333-62465 and 333-81909, as filed with the Securities and Exchange Commission on August 28, 1998 and June 30, 1999, respectively, are currently effective and are hereby incorporated herein by reference thereto. The securities registered hereunder are the same class as the securities previously registered under Registration Statement Nos. 333-62465 and 333-81909.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents sent or given to participants in the plans specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report covered in (a) above.

     (c) The description of the Common Stock of the Registrant, $.001 par value per share ("Common Stock"), contained in Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, are incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by
Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

     The Registrant's Amended and Restated Certificate of Incorporation provides indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant has obtained liability insurance for each director and officer of the Registrant for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

     The above discussion of the Registrant's Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

     For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 below.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 12, 2001.

                                       JDS UNIPHASE CORPORATION

                                       By /s/ Jozef Straus, Ph.D.
                                          ---------------------------------
                                          Jozef Straus, Ph.D., Co-Chairman of
                                          the Board of Directors and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Jozef Straus, Ph.D. and Anthony R. Muller, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signatures                                              Title                                    Date
-------------------                                              -----                                    ----
/s/ Jozef Straus, Ph.D.                        Chief Executive Officer and Co-Chairman of           January 12, 2001
-------------------------                     the Board of Directors (Principal Executive
Jozef Straus, Ph.D.                                             Officer)

/s/ Martin A. Kaplan                               Chairman of the Board of Directors               January 12, 2001
-------------------------
Martin A. Kaplan

/s/ Anthony R. Muller                          Executive Vice President, Chief Financial            January 12, 2001
-------------------------                      Officer and Secretary (Principal Financial
Anthony R. Muller                                       and Accounting Officer)

/s/ Bruce D. Day                                                Director                            January 12, 2001
-------------------------
Bruce D. Day

/s/ Peter A. Guglielmi                                          Director                            January 12, 2001
-------------------------
Peter A. Guglielmi

/s/ Robert E. Enos                                              Director                            January 12, 2001
-------------------------
Robert E. Enos

/s/ John A. MacNaughton                                         Director                            January 12, 2001
-------------------------
John A. MacNaughton

/s/ Wilson Sibbett, Ph.D.                                       Director                            January 12, 2001
-------------------------
Wilson Sibbett, Ph.D.

/s/ Casimir S. Skrzypczak                                       Director                            January 12, 2001
-------------------------
Casimir S. Skrzypczak

/s/ William J. Sinclair                                         Director                            January 12, 2001
-------------------------
William J. Sinclair

/s/ Donald J. Listwin                                           Director                            January 12, 2001
-------------------------
Donald J. Listwin

                                  EXHIBIT INDEX

EXHIBIT NO.                             DESCRIPTION
-----------                             -----------
   5.1       Opinion of Counsel

  23.1       Consent of Ernst & Young LLP, independent auditors

  24.1       Power of Attorney (included on signature page of this Registration Statement)